ACKNOWLEDGMENT AND ASSUMPTION

OF PROPOSED SPECIAL SERVICER

July 29, 2026

Trustee and Certificate Administrator

Computershare Trust Company, National Association

9062 Old Annapolis Road Columbia, MD 21045-1951

Attention: Corporate Trust Services BMO 2024-5C8

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

Re: Computershare Trust Company, National Association, as Trustee, on behalf of the registered Holders of BMO 2024-5C8 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2024-5C8 and the Uncertificated Interest Owners

Ladies and Gentlemen:

Reference is made to the Pooling and Servicing Agreement dated as of December 1, 2024 (the “PSA”) by and among BMO Commercial Mortgage Securities LLC, as Depositor, Trimont LLC, as successor to Wells Fargo Bank, National Association, as Master Servicer, Greystone Servicing Company LLC, as Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, Computershare Trust Company, National Association, as Certificate Administrator, and Computershare Trust Company, National Association, as Trustee. Further reference is made to the Agreement Between Noteholders dated as of November 20, 2024 (the “Black Spruce ICA”) by and between Goldman Sachs Bank USA (Initial Note A-1 Holder) and Goldman Sachs Bank USA (Initial Note A-2 Holder); the Co-Lender Agreement dated as of October 2, 2024 (the “Colony Square ICA”) by and among Bank of Montreal (Initial Note A-1 Holder, Initial Note A-2 Holder, Initial Note A-3 Holder, Initial Note A-4 Holder, Initial Note A-5 Holder, Initial Note A-16 Holder), Goldman Sachs Bank USA (Initial Note A-6 Holder, Initial Note A-7 Holder, Initial Note A-8 Holder, Initial Note A-9 Holder, Initial Note A-10 Holder), and German American Capital Corporation (Initial Note A-11 Holder, Initial Note A-12 Holder, Initial Note A-13 Holder, Initial Note A-14 Holder, Initial Note A-15 Holder); the Co-Lender Agreement dated as of November 21, 2024 (the “Newport on the Levee ICA”) by and between Bank of Montreal (Initial Note A-1 Holder) and Bank of Montreal (Initial Note A-2 Holder); the Co-Lender Agreement dated December 2, 2024 (the “Outlet Collection ICA”) by and between Citi Real Estate Funding Inc. (initial Note A-1 Holder) and Citi Real Estate Funding Inc. (Initial Note A-2 Holder); and the Co-Lender Agreement dated as of November 19, 2024 (the “Woodland Mall ICA” and together with the Black Spruce ICA, the Colony Square ICA, the Newport on the Levee ICA, and the Outlet Collection ICA, the “ICAs”) by and among Starwood Mortgage Capital LLC (Initial Note A-1 Holder), Starwood Mortgage Capital LLC (Initial Note A-2 Holder), Starwood Mortgage Capital LLC (Initial Note A-3 Holder), Starwood Mortgage Capital LLC (Initial Note A-4 Holder), Starwood Mortgage Capital LLC (Initial Note A-5 Holder), and Starwood Mortgage Capital LLC (Initial Note A-6 Holder).

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the PSA or the ICAs, as applicable.

Pursuant to Section 6.04(b), Section 6.08(a), Section 6.08(e), and Section 7.02 of the PSA and Section 5 of the Black Spruce ICA, and Section 7 of the Colony Square ICA, the Newport on the Levee ICA, the Outlet Collection ICA, and the Woodland Mall ICA, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as the Special Servicer under, and as defined in, the PSA. The undersigned hereby assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA from and after the date hereof, and agrees to assume and perform punctually the responsibilities, duties and liabilities of the Special Servicer specified in the PSA and ICAs from and after the date hereof. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the PSA mutatis mutandis with all references to “Agreement” in section 2.06 of the PSA to include this Acknowledgment and Assumption of Proposed Special Servicer. The undersigned further represents and warrants that (i) it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and the ICAs, (ii) it satisfies the requirements of the Required Special Servicer Rating set forth in the ICAs, and (iii) all requirements and preconditions for the appointment of the undersigned Special Servicer have been satisfied.

CWCapital Asset Management LLC hereby furnishes the following notice address for use in connection with notices provided to it pursuant to the PSA:

CWCapital Asset Management LLC

900 19th Street NW, 8th Floor

Washington, DC 20006

Attention: Brian Hanson

CWCAMcontractnotices@cwcapital.com

CWCAPITAL ASSET MANAGEMENT LLC

By: __/s/ Brian Hanson____________

Brian Hanson

Managing Director